EXHIBIT 99.2

                                 WHITTIER ENERGY
                           Whittier energy Corporation


FOR IMMEDIATE RELEASE:                                  April 30, 2004

Houston, Texas

Whittier Energy Corporation Relocates Corporate Headquarters

Whittier Energy Corporation ("Whittier" or the "Company") (OTCBB: WHIT) announced today that the Company has relocated its corporate headquarters to 333 Clay Street, Suite 1100, Houston, Texas 77002, effective as of April 30, 2004. The Company's main telephone number, (713) 850-1880, remains unchanged.

Whittier Energy Corporation is an independent oil and gas exploration and production company headquartered in Houston, Texas, with operations in Texas and Louisiana. Whittier Energy also holds non-operated interests in fields located in the Gulf Coast, Oklahoma, Wyoming and California.

Forward-Looking Statements: Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. The Company cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in the Company's SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.

Contact:

Whittier Energy Corporation
Bryce W. Rhodes, (760) 943-3959
www.whittierenergy.com